UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2008

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2008, Hewitt Associates L.L.C. (the “Company”) entered into that certain Note Purchase Agreement by and among the Company as issuer, Hewitt Associates, Inc., as guarantor, and the purchasers named therein (the “Note Purchase Agreement”).

Pursuant to the terms of the Note Purchase Agreement, on August 21, 2008, the Company issued and sold $230,000,000 aggregate principal amount of privately placed senior unsecured notes (the “Notes”) to the purchasers, consisting of (a) $175,000,000 of 6.57% Series F Senior Notes due August 21, 2015 and (b) $55,000,000 of 6.98% Series G Senior Notes due August 21, 2018. Interest is payable semiannually in arrears. The Company may, at its option, prepay at any time all or part of the Notes with a make-whole premium subject to certain conditions. The Note Purchase Agreement includes leverage ratio and interest coverage ratio covenants. In the event of a default by the Company under the Note Purchase Agreement, any outstanding obligations under the Note Purchase Agreement may become due and payable immediately.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the Notes are being offered and sold only to “accredited investors” (as defined in Rule 501 under the Securities Act). This statement shall not constitute an offer to sell or a solicitation of an offer to purchase any of the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The net proceeds from the Notes will be used for general corporate purposes, which could include, but are not limited to, the repayment of certain existing indebtedness, share repurchases, and future acquisitions.

This summary of the terms of the Note Purchase Agreement is qualified in its entirety by the text of each of the Note Purchase Agreement, a copy of which is attached to this Form 8-K as exhibit 99.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Note Purchase Agreement by and among Hewitt Associates L.L.C. as issuer, Hewitt Associates, Inc., as guarantor, and the purchasers named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Name:	Steven J. Kyono
Title:	Senior Vice President and General Counsel

Date: August 21, 2008

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Exhibit Index

Number	Description
99.1	Note Purchase Agreement by and among Hewitt Associates L.L.C. as issuer, Hewitt Associates, Inc., as guarantor, and the purchasers named therein

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